Exhibit 99.1

FOR IMMEDIATE RELEASE
August 2, 2007

FOR ADDITIONAL INFORMATION
Media	Investors
Karl Brack	Randy Hulen
Vice President, Communications & Engagement Strategies	Director, Investor Relations
(219) 647-5794	(219) 647-5688
kbrack@nisource.com	rhulen@nisource.com

Tom Cuddy
Director, Communications
(219) 647-5581
tcuddy@nisource.com
NiSource second-quarter earnings on track with outlook
Continued progress reported on key growth initiatives
MERRILLVILLE, Ind. — NiSource Inc. (NYSE: NI) today announced net operating earnings (non-GAAP) of $27.8 million, or 10 cents per share, for the three months ended June 30, 2007, compared with $38.4 million, or 14 cents per share, for the second quarter of 2006 (all per-share amounts are basic). Operating earnings (non-GAAP) were $142.7 million for the second quarter of 2007, compared to $157.3 million in 2006. For a reconciliation of net operating earnings and operating earnings to GAAP, see Schedules 1 and 2 of this news release.
“NiSource’s second quarter results are consistent with our earnings outlook for 2007, and continue to reflect solid performance from each of our core business segments,” NiSource President and Chief Executive Officer Robert C. Skaggs, Jr. said. In May, NiSource indicated that net operating earnings for 2007 were expected to be approximately $1.35 per share.
Overall, net revenues were higher for the second quarter when compared with the prior year, driven primarily by increased electric and gas distribution revenues and improved performance from NiSource’s Whiting Clean Energy unit. These improvements were more than offset by increased operating and maintenance expenses when compared to the prior-year period. Earnings also were affected by increased interest expense and lower short-term transportation services and optimization revenues in NiSource’s gas transmission and storage business.

The increased operating and maintenance costs for the quarter were primarily related to employee and administrative expenses, including payroll, benefits and corporate services, Skaggs noted. “Within corporate services, the cost increases were related to NiSource’s business services arrangement with IBM. As we noted earlier this year, NiSource is conducting an assessment of that business services arrangement to determine what adjustments can be made to enable NiSource to achieve its business objectives going forward,” Skaggs said.
Progress on four-part business plan and ‘path forward’ initiatives
Skaggs said NiSource business units made progress on key elements of the company’s four-part business plan. That strategy centers on expansion of and commercial growth in the natural gas pipeline and storage business, regulatory and commercial initiatives at its utilities, financial management, and process and expense management.
“NiSource’s key business strategies and stream of new projects in the Gas Transmission and Storage segment continued to advance during the quarter,” Skaggs said. “Additionally, our planned utility rate cases are moving forward, with regulatory outreach and engagement taking place on several fronts. These activities all require time and effort before generating earnings, but together they are the key to achieving a stable and sustainable 3 to 5 percent annual earnings growth rate by 2010.”
Among the examples of second-quarter business accomplishments Skaggs cited were:
•	Hardy Storage Company, LLC, completed its first full quarter of operations, receiving initial customer injections into its new underground natural gas storage facility in West Virginia. Hardy is a joint venture of subsidiaries of Columbia Gas Transmission and Piedmont Natural Gas. Injections this year will allow the field to deliver up to 100,000 dekatherms (Dth) of natural gas per day during the 2007 winter heating season. When fully operational in 2009, the field will have a working storage capacity of 12 billion cubic feet, delivering more than 176,000 Dth of natural gas per day. NiSource’s Columbia Gas Transmission, the operator of Hardy Storage, is also expanding its natural gas transmission system to provide the capacity needed to deliver Hardy Storage supplies to customer markets. This expansion is targeted to be in service in November 2007.

•	In May, NiSource filed with the Federal Energy Regulatory Commission to construct the $140 million Eastern Market Expansion Project, an expansion of two Columbia Gas Transmission storage fields and related pipeline capacity. Slated for completion in 2009, the project’s entire 6 billion cubic feet of additional storage capacity and 97,000 Dth per day of storage and transportation capacity have been subscribed under 15-year contracts.

•	In June, construction began on the Millennium Pipeline, a 182-mile-long, 30-inch-diameter pipeline across New York’s Southern Tier and lower Hudson Valley. When completed in November 2008, the project will transport up to 525,400 Dth per day of natural gas to markets along its route, as well as to the New York City markets through its pipeline interconnections. Millennium is jointly owned by affiliates of NiSource, KeySpan Corporation, and DTE Energy.

•	NiSource concluded a successful open season to gauge customer interest in an expansion of its Crawford Storage Field in central Ohio by up to 10 to 15 billion cubic feet of working gas and 175,000 to 250,000 Dth of daily deliverability. NiSource anticipates converting the strong customer response into binding contractual commitments over the next several months and placing facilities in service to enable storage injections beginning in the second quarter of 2009. The final scope of the project will be determined based on the outcome of the ongoing customer discussions.

•	NiSource’s gas utilities also moved forward with key rate and regulatory activities during the quarter. In May, Northern Indiana Public Service Company received approval from the Indiana Utility Regulatory Commission for its Rate Simplification program, which will simplify residential natural gas rates, mitigate the impact of usage reductions, and implement an energy conservation program. Columbia Gas of Kentucky’s general rate proceeding also moved forward during the quarter, with a decision expected by year-end. In Massachusetts, Pennsylvania and Ohio, NiSource utilities all continued work necessary to engage stakeholders, regulators and customers in connection with rate proceedings being planned for various points in the near future.

•	In NiSource’s electric business, significant scheduled maintenance work was completed on NIPSCO’s Bailly Generating Station Unit 7. This included cyclone burner replacement and other work to improve unit reliability. Construction also progressed during the quarter on installation of selective catalytic reduction (SCR) equipment on Bailly Unit 7. This environmental upgrade project will require an additional planned outage later this year, with in-service for the SCR targeted for the spring of 2008. The SCR qualifies for recovery under the NIPSCO environmental tracker.
Among other ongoing business activities, Skaggs noted, was NiSource’s analysis of the potential formation of a Master Limited Partnership in connection with a portion of its gas transmission and storage assets and prospective growth projects.
“As we have previously indicated, we are accelerating our review of the MLP option,” Skaggs said. “While our analysis is ongoing and no definitive conclusions have been reached at this point, such a structure has the potential to provide additional financial flexibility and access to low cost capital, which would complement our GT&S strategy.”
Consolidated operating earnings and operating earnings for NiSource’s business segments for the quarter ended June 30, 2007 are discussed below.
Second Quarter 2007 Operating Earnings — Segment Results (non-GAAP)
NiSource’s consolidated second-quarter 2007 operating earnings (non-GAAP) were $142.7 million, compared to $157.3 million for the same period in 2006. Refer to Schedule 2 for the items included in 2007 and 2006 GAAP operating income but excluded from operating earnings.
Operating earnings for NiSource’s business segments for the quarter ended June 30, 2007 are discussed below.

Gas Distribution Operations reported operating earnings of $8.7 million versus operating earnings of $12.5 million in the second quarter of 2006. The decrease resulted primarily from higher operating expenses, partially offset by increased net revenues. Operating expenses, excluding the impact of trackers, were $11.1 million higher than the prior year, mainly due to higher employee and administrative expenses, outside services, and environmental reserves. Net revenues, excluding the impact of trackers, were $6.8 million higher than the same period in 2006, primarily as the result of regulatory initiatives and other service programs.
Gas Transmission and Storage Operations reported operating earnings of $74.4 million versus operating earnings of $80.5 million in the second quarter of 2006. The decrease resulted from lower shorter-term transportation services and optimization revenues and higher operating expenses, partially offset by higher earnings from equity investments. While stabilization in the natural gas market did moderate optimization revenues during the second quarter, demand and commodity revenues were up compared to last year. Equity earnings increased by $3.6 million due to Hardy Storage going in service in April 2007 and higher AFUDC earnings from Millennium Pipeline. Operating expenses increased by $4.7 million for the quarter, mainly due to higher employee and administrative expenses and property insurance premiums.
Electric Operations reported operating earnings of $61.8 million versus operating earnings of $67.0 million from the same quarter last year. Increases in net revenues were more than offset by higher operating expenses. Operating expenses increased by $11.8 million due primarily to higher employee and administrative costs. Net revenue increased by $6.6 million as a result of higher wholesale volumes and margins, residential volumes and overall customer growth.
Other Operations reported an operating earnings loss of $0.6 million in the second quarter of 2007, compared with an operating earnings loss of $3.1 million in the prior year period. The improvement resulted from higher net revenues from the Whiting Clean Energy facility, partially offset by increased planned turbine maintenance costs at that facility.
Other Items
Interest expense increased by $4.7 million due to higher short-term interest rates and credit facility fees. Other net was a loss of $0.4 million compared to a loss of $2.7 million last year. The improvement resulted primarily from higher interest income in the current period.
Six Month Period 2007 Operating Earnings — Segment Results (non-GAAP)
NiSource’s consolidated operating earnings (non-GAAP) for the six months ended June 30, 2007 were $575.4 million, compared to $571.8 million for the same period in 2006. Refer to Schedule 2 for the items included in 2007 and 2006 GAAP operating income but excluded from operating earnings.
Operating earnings for NiSource’s business segments for the six months ended June 30, 2007 are discussed below.

Gas Distribution Operations reported operating earnings of $266.9 million compared to $262.6 million reported for the first six months of 2006. Increases in net revenues were partially offset by increased operating expenses. Net revenues, excluding the impact of trackers, were $22.8 million higher due to customer growth, regulatory initiatives and increased commercial sales. Operating expenses, excluding the impact of trackers, were $18.8 million higher than last year primarily due to higher employee and administrative costs, and outside service expenses.
Gas Transmission and Storage Operations reported operating earnings of $182.1 million versus operating earnings of $191.9 million in the first six months of 2006. The decrease resulted from higher operating expenses of $14 million mainly due to higher employee and administrative expenses, property insurance premiums, and other maintenance and outside service costs. The higher expenses were partially offset by higher earnings from equity investments. Gas Transmission and Storage net revenues for the first six months were essentially flat when compared with the prior year period. Equity earnings increased by $5.3 million due to Hardy Storage going in service in April 2007 and higher AFUDC earnings from Millennium Pipeline.
Electric Operations reported operating earnings of $135.1 million for the first six months of 2007, compared with $138.0 million for the prior year period. Net revenues increased by $13.5 million due to increased residential volumes, increased wholesale margins and customer growth, partially offset by decreased industrial volumes and the timing of revenue credits. The increases in net revenues were more than offset by higher operating expenses, which increased by $16.4 million due primarily to higher employee and administrative costs, and electric generation and maintenance expenses.
Other Operations reported an operating earnings loss of $3.8 million in the first six months of 2007, versus an operating earnings loss of $14.8 million in the first six months of 2006. The $11 million decrease in the operating earnings loss primarily resulted from lower losses at the Whiting Clean Energy facility. As previously announced, NiSource unit Whiting Clean Energy (WCE) and BP signed a definitive agreement at the end of 2006 redefining the terms under which WCE provides steam to BP for its oil refining process.
Other Items
Interest expense increased by $8.0 million due to higher short-term interest rates and credit facility fees. Other net was a loss of $3.2 million compared to a loss of $6.1 million last year. The improvement resulted primarily from higher interest income in the current six-month period. The effective tax rate of net operating earnings for 2007 is 37.2%. Last year’s effective tax rate of 35.5% was favorably impacted by state deferred income tax adjustments recorded during the first quarter of 2006.
Income from Continuing Operations (GAAP)
On a GAAP basis, NiSource reported income from continuing operations for the three months ended June 30, 2007, of $28.2 million, or 11 cents per share, compared with $22.1 million, or 8 cents per share, in the same period a year ago. Operating income was $143.3 million for the second quarter of 2007, compared with $132.7 million in the year-ago period. In addition to the business results already discussed, the increase in earnings was primarily due to favorable weather in NiSource’s gas distribution and electric markets during the quarter compared to 2006.
On a GAAP basis, NiSource reported income from continuing operations for the six months ended June 30, 2007, of $237.3 million, or 87 cents per share, compared with $195.1 million, or 71 cents per share, in the same period a year ago. Operating income was $577.9 million for the first six months of 2007 versus $500.3 million in the year-ago period. Similar to the quarter ended June 30, 2007, the increase in earnings for the first half of 2007 was due to increased gas distribution and electric revenues, primarily due to favorable weather.
Definition of non-GAAP measures
NiSource focuses on net operating earnings and operating earnings, which are both non-GAAP measures, because management believes these measures better represent the fundamental earnings strength and performance of the company. NiSource uses these measures internally for budgeting, for reporting to the board of directors, and for purposes of determining the payout under NiSource’s annual incentive compensation plan for its employees.
Net operating earnings are a non-GAAP financial measure that NiSource defines as income from continuing operations determined in accordance with Generally Accepted Accounting Principles (GAAP) adjusted for certain items. Operating earnings are operating income determined in accordance with GAAP adjusted for certain items. Adjustments reflected in these measures are primarily weather, restructuring and transition costs related to the outsourcing contract with IBM, gains and losses on the sale of assets, certain reserve adjustments and other items. See Schedule 1 and Schedule 2 of this news release for the reconciliations of net operating earnings and operating earnings, respectively, to GAAP.
About NiSource
NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com. NI-F
Forward-Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of NiSource and its management. Although NiSource believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that the forward-looking statements in this presentation are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource’s businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource has no control; the effectiveness of NiSource’s outsourcing initiative; actual operating experience of NiSource assets; the regulatory process; regulatory and legislative changes; changes in general economic, capital and commodity market conditions; and counter-party credit risk.

NiSource Inc.
Consolidated Net Operating Earnings (Non-GAAP)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(in millions, except per share amounts)	2007	2006	2007	2006

Net Revenues
Gas Distribution	$765.6	$624.1	$2,660.1	$2,661.8
Gas Transportation and Storage	226.2	220.5	574.0	541.1
Electric	330.0	301.9	655.9	607.6
Other	246.2	183.8	566.9	531.8

Gross Revenues	1,568.0	1,330.3	4,456.9	4,342.3
Cost of Sales (excluding depreciation and amortization)	885.1	670.4	2,716.3	2,662.1

Total Net Revenues	682.9	659.9	1,740.6	1,680.2

Operating Expenses
Operation and maintenance	302.6	274.1	599.5	558.5
Operation and maintenance — trackers	38.1	29.9	127.1	111.3
Depreciation and amortization	138.2	138.0	277.2	274.8
Other taxes	50.0	48.3	106.8	105.5
Other taxes — trackers	15.0	12.4	59.8	58.2

Total Operating Expenses	543.9	502.7	1,170.4	1,108.3

Equity Earnings (Loss) in Unconsolidated Affiliates	3.7	0.1	5.2	(0.1)

Operating Earnings	142.7	157.3	575.4	571.8

Other Income (Deductions)
Interest expense, net	(98.1)	(93.4)	(196.7)	(188.7)
Dividend requirements on preferred stock of subsidiaries	—	—	—	(1.1)
Other, net	(0.4)	(2.7)	(3.2)	(6.1)

Total Other Income (Deductions)	(98.5)	(96.1)	(199.9)	(195.9)

Operating Earnings From Continuing Operations Before Income Taxes	44.2	61.2	375.5	375.9
Income Taxes	16.4	22.8	139.7	133.6

Net Operating Earnings from Continuing Operations	27.8	38.4	235.8	242.3

GAAP Adjustment	0.4	(16.3)	1.5	(47.2)

GAAP Income from Continuing Operations	$28.2	$22.1	$237.3	$195.1

Basic Net Operating Earnings Per Share from Continuing Operations	0.10	0.14	0.86	0.89

GAAP Basic Earnings Per Share from Continuing Operations	0.11	0.08	0.87	0.71

Basic Average Common Shares Outstanding (millions)	273.8	272.4	273.7	272.4

NiSource Inc.
Segment Operating Earnings (Non-GAAP)

	Three Months		Six Months
Gas Distribution Operations	Ended June 30,		Ended June 30,
(in millions)	2007	2006	2007	2006

Net Revenues
Sales Revenues	$874.7	$712.7	$2,985.0	$2,935.0
Less: Cost of gas sold	597.0	452.2	2,088.7	2,076.4

Net Revenues	277.7	260.5	896.3	858.6

Operating Expenses
Operation and maintenance	151.7	140.8	310.0	291.6
Operation and maintenance — trackers	26.9	19.6	103.8	90.8
Depreciation and amortization	58.2	58.3	116.6	115.6
Other taxes	17.2	16.9	39.2	39.8
Other taxes — trackers	15.0	12.4	59.8	58.2

Total Operating Expenses	269.0	248.0	629.4	596.0

Operating Earnings	$8.7	$12.5	$266.9	$262.6

GAAP Adjustment	4.6	(18.5)	7.8	(62.6)

GAAP Operating Income (Loss)	$13.3	$(6.0)	$274.7	$200.0

	Three Months		Six Months
Gas Transmission and Storage Operations	Ended June 30,		Ended June 30,
(in millions)	2007	2006	2007	2006

Net Revenues
Transportation revenues	$144.9	$152.8	$327.8	$337.0
Storage revenues	44.5	43.8	90.4	88.2
Other revenues	1.3	2.4	2.3	5.6

Total Revenues	190.7	199.0	420.5	430.8
Less: Cost of gas sold	0.6	3.9	0.1	9.3

Net Revenues	190.1	195.1	420.4	421.5

Operating Expenses
Operation and maintenance	66.3	63.9	136.2	125.6
Operation and maintenance — trackers	9.5	8.8	19.6	18.3
Depreciation and amortization	29.4	28.6	58.4	57.3
Other taxes	14.2	13.4	29.3	28.3

Total Operating Expenses	119.4	114.7	243.5	229.5

Equity Earnings (Loss) in Unconsolidated Affiliates	3.7	0.1	5.2	(0.1)

Operating Earnings	$74.4	$80.5	$182.1	$191.9

GAAP Adjustment	(6.8)	(1.5)	(7.5)	(2.6)

GAAP Operating Income	$67.6	$79.0	$174.6	$189.3

Ni Source Inc.
Segment Operating Earnings (Non-GAAP) (continued)

	Three Months		Six Months
Electric Operations	Ended June 30,		Ended June 30,
(in millions)	2007	2006	2007	2006

Net Revenues
Sales revenues	$331.2	$306.1	$658.3	$614.9
Less: Cost of sales	129.8	111.3	258.5	228.6

Net Revenues	201.4	194.8	399.8	386.3

Operating Expenses
Operation and maintenance	75.9	64.4	135.4	123.2
Operation and maintenance — trackers	1.7	1.5	3.7	2.2
Depreciation and amortization	46.6	46.9	94.6	93.0
Other taxes	15.4	15.0	31.0	29.9

Total Operating Expenses	139.6	127.8	264.7	248.3

Operating Earnings	$61.8	$67.0	$135.1	$138.0

GAAP Adjustment	3.0	(3.7)	2.7	(6.6)

GAAP Operating Income	$64.8	$63.3	$137.8	$131.4

	Three Months		Six Months
Other Operations	Ended June 30,		Ended June 30,
(in millions)	2007	2006	2007	2006

Net Revenues
Products and services revenue	$238.1	$175.4	$551.7	$517.8
Less: Cost of products purchased	223.8	164.9	525.5	501.7

Net Revenues	14.3	10.5	26.2	16.1

Operating Expenses
Operation and maintenance	10.9	9.4	21.4	21.8
Depreciation and amortization	2.6	2.8	5.2	5.6
Other taxes	1.4	1.4	3.4	3.5

Total Operating Expenses	14.9	13.6	30.0	30.9

Operating Earnings (Loss)	$(0.6)	$(3.1)	$(3.8)	$(14.8)

GAAP Adjustment	(0.1)	(0.4)	(0.2)	1.2

GAAP Operating Income (Loss)	$(0.7)	$(3.5)	$(4.0)	$(13.6)

	Three Months		Six Months
Corporate	Ended June 30,		Ended June 30,
(in millions)	2007	2006	2007	2006

Operating Earnings (Loss)	$(1.6)	$0.4	$(4.9)	$(5.9)

GAAP Adjustment	(0.1)	(0.5)	(0.3)	(0.9)

GAAP Operating Income (Loss)	$(1.7)	$(0.1)	$(5.2)	$(6.8)

NiSource Inc.
Segment Volumes and Statistical Data

	Three Months		Six Months
Gas Distribution Operations	Ended June 30,		Ended June 30,
	2007	2006	2007	2006

Sales and Transportation (MMDth)
Residential	39.8	30.3	175.3	146.9
Commercial	30.8	25.3	108.7	94.3
Industrial	83.0	83.3	189.5	181.4
Off System	22.5	19.1	41.1	29.9
Other	0.2	0.2	0.5	0.5

Total	176.3	158.2	515.1	453.0

Weather Adjustment	(3.5)	11.0	(5.9)	37.7

Sales and Transportation Volumes — Excluding Weather	172.8	169.2	509.2	490.7

Heating Degree Days	501	410	3,124	2,683
Normal Heating Degree Days	475	482	3,111	3,107
% Colder (Warmer) than Normal	5%	(15%)	0%	(14%)

Customers
Residential			3,038,316	3,019,568
Commercial			289,157	285,138
Industrial			8,153	8,262
Other			73	72

Total			3,335,699	3,313,040

	Three Months		Six Months
Gas Transmission and Storage Operations	Ended June 30,		Ended June 30,
	2007	2006	2007	2006

Throughput (MMDth)
Columbia Transmission
Market Area	186.8	170.0	572.0	498.5
Columbia Gulf
Mainline	178.8	128.0	325.9	289.6
Short-haul	50.7	30.8	91.2	47.4
Columbia Pipeline Deep Water	0.7	2.2	1.5	5.1
Crossroads Gas Pipeline	9.2	9.0	19.4	20.0
Granite State Pipeline	4.8	4.5	16.4	16.1
Intrasegment eliminations	(161.8)	(122.4)	(290.0)	(278.7)

Total	269.2	222.1	736.4	598.0

NiSource Inc.
Segment Volumes and Statistical Data (continued)

	Three Months		Six Months
Electric Operations	Ended June 30,		Ended June 30,
	2007	2006	2007	2006

Sales (Gigawatt Hours)
Residential	793.8	722.0	1,639.0	1,483.1
Commercial	1,005.7	949.5	1,933.7	1,843.5
Industrial	2,331.6	2,383.5	4,673.4	4,820.9
Wholesale	207.8	195.9	345.1	348.0
Other	32.3	11.8	59.0	40.4

Total	4,371.2	4,262.7	8,650.2	8,535.9

Weather Adjustment	(55.9)	47.6	(55.5)	76.5

Sales Volumes — Excluding Weather impacts	4,315.3	4,310.3	8,594.7	8,612.4

Cooling Degree Days	313	190	313	190
Normal Cooling Degree Days	232	227	232	227
% Warmer (Colder) than Normal	35%	(16%)	35%	(16%)

Electric Customers
Residential			398,073	395,005
Commercial			52,299	51,522
Industrial			2,516	2,505
Wholesale			4	11
Other			757	762

Total			453,649	449,805

NiSource Inc.
Schedule 1 — Reconciliation of Net Operating Earnings to GAAP

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(in millions, except per share amounts)	2007	2006	2007	2006

Net Operating Earnings from Continuing Operations	$27.8	$38.4	$235.8	$242.3

Items excluded from operating earnings:
Net Revenues:
Weather — compared to normal	9.1	(18.8)	13.9	(58.3)

Operating Expenses:
Restructuring, transition and consulting cost (outsourcing initiative)	(2.2)	(2.9)	(2.2)	(9.4)
Asset impairment	(6.6)	(2.1)	(9.8)	(4.6)
Gain (Loss) on sales of assets	0.3	(0.8)	0.6	0.8

Total items excluded from operating earnings	0.6	(24.6)	2.5	(71.5)

Loss on early extinguishment of long-term debt	—	0.7	—	0.7
Loss on early redemption of preferred stock	—	—	—	1.1

Tax effect of above items and other income tax adjustments	(0.2)	7.6	(1.0)	22.5

Reported Income from Continuing Operations — GAAP	$28.2	$22.1	$237.3	$195.1

Basic Average Common Shares Outstanding (millions)	273.8	272.4	273.7	272.4

Basic Net Operating Earnings Per Share from Continuing Operations	0.10	0.14	0.86	0.89

Items excluded from net operating earnings (after-tax)	0.01	(0.06)	0.01	(0.18)

GAAP Basic Earnings Per Share from Continuing Operations	0.11	0.08	0.87	0.71

NiSource Inc.
Schedule 2 — Quarterly Adjustments by Segment from Operating Earnings to GAAP
For Quarter ended June 30, 2007

2007 (in millions)
		Gas
	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total

Operating Earnings (Loss)	$8.7	$74.4	$61.8	$(0.6)	$(1.6)	$142.7

Net Revenues:
Weather (compared to normal)	5.8	—	3.3	—	—	9.1

Operating Expenses:
Restructuring, transition and consulting charges (outsourcing initiative)	(1.3)	(0.4)	(0.3)	(0.1)	(0.1)	(2.2)
Asset Impairment	—	(6.6)	—	—	—	(6.6)
Gain on Sale of Assets	0.1	0.2	—	—	—	0.3

Total Impact — Operating Expenses	(1.2)	(6.8)	(0.3)	(0.1)	(0.1)	(8.5)

Total Impact — Operating Income (Loss)	4.6	(6.8)	3.0	(0.1)	(0.1)	0.6

Operating Income (Loss) — GAAP	$13.3	$67.6	$64.8	$(0.7)	$(1.7)	$143.3

2006 (in millions)
		Gas
	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total

Operating Earnings (Loss)	$12.5	$80.5	$67.0	$(3.1)	$0.4	$157.3

Net Revenues:
Weather (compared to normal)	(15.6)	—	(3.2)	—	—	(18.8)

Operating Expenses:
Restructuring and transition costs (outsourcing initiative)	(1.9)	(0.5)	(0.3)	(0.1)	(0.1)	(2.9)
Asset Impairment	(1.0)	(0.5)	(0.2)	—	(0.4)	(2.1)
Loss on Sale of Assets	—	(0.5)	—	(0.3)	—	(0.8)

Total Impact — Operating Expenses	(2.9)	(1.5)	(0.5)	(0.4)	(0.5)	(5.8)

Total Impact — Operating Income (Loss)	(18.5)	(1.5)	(3.7)	(0.4)	(0.5)	(24.6)

Operating Income (Loss) — GAAP	$(6.0)	$79.0	$63.3	$(3.5)	$(0.1)	$132.7

NiSource Inc.
Schedule 2 — Year-to-Date Segment Adjustments from Operating Earnings to GAAP
For 6 months ended June 30, 2007

2007 (in millions)
		Gas
	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total

Operating Earnings (Loss)	$266.9	$182.1	$135.1	$(3.8)	$(4.9)	$575.4

Net Revenues:
Weather (compared to normal)	10.6	—	3.3	—	—	13.9

Operating Expenses:
Restructuring, transition and consulting charges (outsourcing initiative)	(1.3)	(0.4)	(0.3)	(0.1)	(0.1)	(2.2)
Asset Impairment	(1.9)	(7.3)	(0.3)	(0.1)	(0.2)	(9.8)
Gain on Sale of Assets	0.4	0.2	—	—	—	0.6

Total Impact — Operating Expenses	(2.8)	(7.5)	(0.6)	(0.2)	(0.3)	(11.4)

Total Impact — Operating Income (Loss)	7.8	(7.5)	2.7	(0.2)	(0.3)	2.5

Operating Income (Loss) — GAAP	$274.7	$174.6	$137.8	$(4.0)	$(5.2)	$577.9

2006 (in millions)
		Gas
	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total

Operating Earnings (Loss)	$262.6	$191.9	$138.0	$(14.8)	$(5.9)	$571.8

Net Revenues:
Weather (compared to normal)	(53.2)	—	(5.1)	—	—	(58.3)

Operating Expenses:
Restructuring and transition costs (outsourcing initiative)	(6.8)	(1.0)	(1.1)	(0.1)	(0.4)	(9.4)
Asset Impairment	(2.6)	(1.1)	(0.4)	—	(0.5)	(4.6)
Gain (Loss) on Sale of Assets	—	(0.5)	—	1.3	—	0.8

Total Impact — Operating Expenses	(9.4)	(2.6)	(1.5)	1.2	(0.9)	(13.2)

Total Impact — Operating Income (Loss)	(62.6)	(2.6)	(6.6)	1.2	(0.9)	(71.5)

Operating Income (Loss) — GAAP	$200.0	$189.3	$131.4	$(13.6)	$(6.8)	$500.3

NiSource Inc.
Income Statement (GAAP)
(unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(in millions, except per share amounts)	2007	2006	2007	2006

Net Revenues
Gas Distribution	$771.4	$605.3	$2,670.7	$2,603.5
Gas Transportation and Storage	226.2	220.5	574.0	541.1
Electric	333.3	301.9	659.2	607.6
Other	246.2	183.8	566.9	531.8

Gross Revenues	1,577.1	1,311.5	4,470.8	4,284.0
Cost of Sales (excluding depreciation and amortization)	885.1	670.4	2,716.3	2,662.1

Total Net Revenues	692.0	641.1	1,754.5	1,621.9

Operating Expenses
Operation and maintenance	342.9	306.9	728.8	679.2
Depreciation and amortization	138.2	138.0	277.2	274.8
Impairment and gain on sale of assets	6.3	2.9	9.2	3.8
Other taxes	65.0	60.7	166.6	163.7

Total Operating Expenses	552.4	508.5	1,181.8	1,121.5

Equity Earnings (Loss) in Unconsolidated Affiliates	3.7	0.1	5.2	(0.1)

Operating Income	143.3	132.7	577.9	500.3

Other Income (Deductions)
Interest expense, net	(98.1)	(93.4)	(196.7)	(188.7)
Dividend requirement on preferred stock of subsidiaries	—	—	—	(1.1)
Other, net	(0.4)	(2.7)	(3.2)	(6.1)
Loss on early extinguishment of long-term debt	—	(0.7)	—	(0.7)

Total Other Income (Deductions)	(98.5)	(96.8)	(199.9)	(196.6)

Income From Continuing Operations Before Income Taxes and Cumulative Effect of Change in Accounting Principle	44.8	35.9	378.0	303.7
Income Taxes	16.6	13.8	140.7	108.6

Income From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	28.2	22.1	237.3	195.1

Income (Loss) from Discontinued Operations — net of taxes	(0.7)	(1.4)	0.3	(1.9)
Gain (Loss) on Disposition of Discontinued Operations — net of taxes	(0.8)	0.3	5.8	0.3

Income Before Change in Accounting Principle	26.7	21.0	243.4	193.5

Cumulative Effect of Change in Accounting Principle — net of taxes	—	—	—	0.4

Net Income	$26.7	$21.0	$243.4	$193.9

Basic Earnings Per Share ($)
Continuing operations	$0.11	$0.08	$0.87	$0.71
Discontinued operations	(0.01)	—	0.02	—

Basic Earnings Per Share	$0.10	$0.08	$0.89	$0.71

Diluted Earnings Per Share ($)
Continuing operations	$0.11	$0.08	$0.87	$0.71
Discontinued operations	(0.01)	—	0.02	—

Diluted Earnings Per Share	$0.10	$0.08	$0.89	$0.71

Dividends Declared Per Common Share ($)	$0.23	$0.23	$0.69	$0.69

Basic Average Common Shares Outstanding (millions)	273.8	272.4	273.7	272.4
Diluted Average Common Shares (millions)	274.9	273.2	274.8	273.1

NiSource Inc.
Consolidated Balance Sheets
(unaudited)

	June 30,	December 31,
(in millions)	2007	2006

ASSETS
Property, Plant and Equipment
Utility Plant	$17,462.9	$17,194.9
Accumulated depreciation and amortization	(8,000.0)	(7,850.0)

Net utility plant	9,462.9	9,344.9

Other property, at cost, less accumulated depreciation	342.0	349.6

Net Property, Plant and Equipment	9,804.9	9,694.5

Investments and Other Assets
Assets of discontinued operations and assets held for sale	45.2	43.0
Unconsolidated affiliates	94.5	59.6
Other investments	106.7	116.1

Total Investments and Other Assets	246.4	218.7

Current Assets
Cash and cash equivalents	23.0	33.1
Restricted cash	66.9	142.5
Accounts receivable (less reserve of $58.6 and $42.1, respectively)	681.9	866.3
Gas inventory	283.8	550.5
Underrecovered gas and fuel costs	134.1	163.2
Materials and supplies, at average cost	87.6	89.0
Electric production fuel, at average cost	57.3	63.9
Price risk management assets	136.1	237.7
Exchange gas receivable	385.2	252.3
Regulatory assets	232.0	272.7
Prepayments and other	61.7	111.7

Total Current Assets	2,149.6	2,782.9

Other Assets
Price risk management assets	21.5	49.9
Regulatory assets	1,012.4	1,127.3
Goodwill	3,677.3	3,677.3
Intangible assets	428.9	435.7
Deferred charges and other	163.6	170.2

Total Other Assets	5,303.7	5,460.4

Total Assets	$17,504.6	$18,156.5

NiSource Inc.
Consolidated Balance Sheets (continued)
(unaudited)

	June 30,	December 31,
(in millions, except share amounts)	2007	2006

CAPITALIZATION AND LIABILITIES
Capitalization
Common Stockholders’ Equity
Common stock — $0.01 par value, 400,000,000 shares authorized; 274,149,933 and 273,654,180 shares issued and outstanding, respectively	$2.7	$2.7
Additional paid-in capital	4,007.6	3,998.3
Retained earnings	1,059.6	1,012.9
Accumulated other comprehensive income	27.9	20.9
Treasury stock	(23.3)	(21.2)

Total Common Stockholders’ Equity	5,074.5	5,013.6
Long-term debt, excluding amounts due within one year	5,124.3	5,146.2

Total Capitalization	10,198.8	10,159.8

Current Liabilities
Current portion of long-term debt	56.7	93.3
Short-term borrowings	1,021.5	1,193.0
Accounts payable	546.3	713.1
Dividends declared	63.1	—
Customer deposits	108.4	108.4
Taxes accrued	241.3	196.0
Interest accrued	84.5	107.1
Overrecovered gas and fuel costs	48.1	126.7
Price risk management liabilities	75.3	259.4
Exchange gas payable	500.5	396.6
Deferred revenue	48.7	55.9
Regulatory liabilities	41.5	40.7
Accrued liability for postretirement and postemployment benefits	4.7	4.7
Other accruals	405.9	526.3

Total Current Liabilities	3,246.5	3,821.2

Other Liabilities and Deferred Credits
Price risk management liabilities	45.0	38.2
Deferred income taxes	1,537.6	1,553.7
Deferred investment tax credits	57.5	61.5
Deferred credits	117.8	119.3
Deferred revenue	6.6	21.9
Accrued liability for postretirement and postemployment benefits	649.6	799.5
Liabilities of discontinued operations and liabilities held for sale	9.9	11.9
Regulatory liabilities and other removal costs	1,313.5	1,253.8
Asset retirement obligations	135.1	131.6
Other noncurrent liabilities	186.7	184.1

Total Other Liabilities and Deferred Credits	4,059.3	4,175.5

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$17,504.6	$18,156.5

NiSource Inc.
Other Information
(unaudited)

	June 30,	December 31,
(in millions, except share amounts)	2007	2006

Total Common Stockholders’ Equity	$5,074.5	$5,013.6

Shares Outstanding (thousands)	274,150	273,654

Book Value of Common Shares	$18.51	$18.32

NiSource Inc.
Statements of Consolidated Cash Flow
(unaudited)

Six Months Ended June 30, (in millions)	2007	2006

Operating Activities
Net income	$243.4	$193.9
Adjustments to reconcile net income to net cash from continuing operations:
Loss on early redemption of preferred stock	—	0.7
Depreciation and amortization	277.2	274.8
Net changes in price risk management assets and liabilities	(1.5)	16.7
Deferred income taxes and investment tax credits	(14.1)	(108.3)
Deferred revenue	(22.4)	(32.5)
Stock compensation expense	1.3	3.1
Gain on sale of assets	(0.5)	(0.9)
Loss on impairment of assets	9.7	4.7
Cumulative effect of change in accounting principle, net of taxes	—	(0.4)
Income from unconsolidated affiliates	(7.7)	(2.3)
Gain on disposition of discontinued operations — net of taxes	(5.8)	(0.3)
Loss (Income) from discontinued operations — net of taxes	(0.3)	1.9
Amortization of discount/premium on debt	3.6	3.9
AFUDC Equity	(1.9)	—
Changes in assets and liabilities:
Accounts receivable	168.2	793.8
Inventories	286.4	259.6
Accounts payable	(146.1)	(547.2)
Customer deposits	—	2.5
Taxes accrued	34.2	13.4
Interest accrued	(17.4)	3.9
(Under) Overrecovered gas and fuel costs	(49.5)	458.1
Exchange gas receivable/payable	(43.5)	(172.8)
Other accruals	(141.2)	(155.5)
Prepayments and other current assets	50.0	37.5
Regulatory assets/liabilities	16.6	(25.5)
Postretirement and postemployment benefits	(51.7)	1.1
Deferred credits	(3.6)	(7.7)
Deferred charges and other noncurrent assets	5.1	(8.4)
Other noncurrent liabilities	(1.1)	16.5

Net Operating Activities from Continuing Operations	587.4	1,024.3
Net Operating Activities from Discontinued Operations	0.5	0.7

Net Cash Flows from Operating Activities	587.9	1,025.0

Investing Activities
Capital expenditures	(331.7)	(271.8)
Proceeds from disposition of assets	2.3	7.6
Restricted cash	75.6	(43.5)
Other investing activities	(9.0)	3.0

Net Cash Flows used for Investing Activities	(262.8)	(304.7)

Financing Activities
Issuance of long-term debt	2.3	—
Retirement of long-term debt	(45.6)	(42.5)
Change in short-term debt	(171.5)	(478.0)
Retirement of preferred stock	—	(81.1)
Issuance of common stock	7.7	2.1
Acquisition of treasury stock	(2.1)	(5.9)
Dividends paid — common stock	(126.0)	(126.4)

Net Cash Flows used for Financing Activities	(335.2)	(731.8)

Decrease in cash and cash equivalents	(10.1)	(11.5)
Cash and cash equivalents at beginning of year	33.1	69.4

Cash and cash equivalents at end of period	$23.0	$57.9

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$218.3	$185.1
Interest capitalized	7.8	4.2
Cash paid for income taxes	86.8	166.0